Exhibit 8

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:

Corporate Backed Trust Certificates, Verizon Global Funding Corp. Note-Backed Series 2002-16

*CUSIP:  21988G361    Class   A-1
         21988GBZ8    Class   A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending June 1, 2003.

INTEREST ACCOUNT

Balance as of December 1, 2002.....                                        $0.00
        Scheduled Income received on securities.....               $2,138,612.50
        Unscheduled Income received on securities.....                     $0.00

LESS:
        Distribution to Class A-1 Holders.....                    -$2,104,118.75
        Distribution to Class A-2 Holders.....                       -$34,493.75
        Distribution to Depositor.....                                    -$0.00
        Distribution to Trustee.....                                      -$0.00
Balance as of June 1, 2003.....                                            $0.00

PRINCIPAL ACCOUNT

Balance as of December 1, 2002.....                                        $0.00
        Scheduled Principal received on securities.....                    $0.00

LESS:
        Distribution to Holders.....                                      -$0.00
Balance as of June 1, 2003.....                                            $0.00

                  UNDERLYING SECURITIES HELD AS OF June 1, 2003

           Principal
             Amount                            Title of Security
           ---------                           -----------------
          $55,190,000        Verizon Global Funding Corp. 7 3/4% Notes due
                             December 1, 2030
                             *CUSIP:      92344GAM8

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.


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